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                             DRUEN, RATH & DIETRICH
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

BRIAN M. BACON       RANDALL L. ORR     (614) 249-7617        TELECOPIER
THOMAS E. BARNES     ROBERT M. PARSONS                      (614) 249-2418
ROGER A. CRAIG       THOMAS J. PRUNTE                WRITER'S DIRECT DIAL NUMBER
ELIZABETH A. DAVIN   JOSEPH P. RATH
THOMAS W. DIETRICH   ARLENE L. REILLY                          249-7452
W. SIDNEY DRUEN      LUCINDA A. REYNOLDS
JEANNE A. GRIFFIN    DANIEL R. RUPP
LEROY JOHNSTON, III  ANNE DANZA SAXON
MARK B. KOOGLER      THERESA R. SCHAEFER
WALTER R. LEAHY      W. JOSEPH SCHLEPPI
GEORGE K. MACKLIN    DAVID E. SIMAITIS
RANDALL W. MAY       KENT N. SIMMONS
M. LINDA MAZZITTI    LEE A. THORNBURY
REGINALD C. MOMAH    PHILIP W. WHITAKER
SANDRA L. NEELY      DAVID L. WHITE
PETER J. OESTERLING  STEVEN L. ZISSER


Practice Limited to Nationwide Insurance Companies and their associated companies

April 21, 1997

VIA EDGAR
---------
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, OH   43216

Ladies and Gentlemen:

We have prepared the Registration Statement and amendments thereto filed with the United States Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended Group Flexible Fund Retirement Contracts to be sold by Nationwide Life Insurance Company and to be issued and administered through Nationwide DCVA-II. In connection therewith, we have examined the Articles of Incorporation and Code of Regulations of Nationwide Life Insurance Company ("Nationwide"), minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

1. Nationwide is a stock life insurance company duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life, accident and health insurance and annuity contracts.

2. Nationwide DCVA-II has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

3. The issuance and sale of the Group Flexible Fund Retirement Contracts have been duly authorized by Nationwide. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the contracts will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the policy must be approved, prior to the


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Nationwide Life Insurance Company
April 21, 1997

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         issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours,

DRUEN, RATH & DIETRICH

Brian M. Bacon